UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 7, 2007

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 7, 2007, the Audit Committee of QPC Lasers, Inc., a Nevada corporation (the “Company”) discussed with management of the Company certain errors in the Company’s financial statements for the interim periods ended June 30, 2006 and September 30, 2006 (the “June and September 2006 Financial Statements”) that were identified as a result of comments received from the SEC staff. The Audit Committee consulted with Weinberg & Company, P.A. (“Weinberg”), the Company’s registered independent public accounting firm, and reached the conclusion that the June and September 2006 Financial Statements should no longer be relied upon as a result of certain errors in those financial statements, which are detailed below. The Company will be filing an amendment to its Quarterly Reports on Form 10-QSB for each of the periods ended June 30, 2006 and September 30, 2006 (the “June and September 2006 Quarterly Reports”) to amend and restate the June and September 2006 Financial Statements to reflect additional non-operating losses related to the classification of and accounting for: (1) the conversion feature of our subordinated convertible notes payable issued in August 2005, the warrants to purchase common stock associated with these notes, the amortization of the discount recorded with respect to the subordinated convertible note, (2) the note payable issued to Finisar Corporation (“Finisar”) for $6,000,000 for the license termination, (3) the modification of warrants held by Senior Secured Notes Payable Note Holders, and (4) options granted to a consultant for services rendered in the three months ended June 30, 2006.

Consultant Options

On April 3, 2006 we entered into an agreement with a consultant to provide services to us over a one year period. As compensation for the services to be provided, we issued 1.2 million shares to the consultant. In accordance with EITF 96-18 we valued the shares at grant date and determined the value of the shares issued based upon the current price of the sales of equity units, which was approximately $1.25 per share. These shares were accounted for as deferred compensation at the time of issuance to be expensed over the term of the contract. In September 2006, we re-evaluated the accounting treatment of the shares granted to the consultant and determined that in accordance with EITF 00-18, the full value of the shares should have been expensed at June 30, 2006 since the shares were immediately vested and non-forfeitable.

Embedded Derivatives

The Company initially classified the value of the conversion features and warrants to purchase common stock related to the issuance of its subordinated secured convertible notes payable in the equity section of the balance sheet. In September 2006, the Company analyzed these instruments and determined they should be treated as derivative liabilities subject to FAS 133. In filing our Quarterly Report for the period ended September 30, 2006 on Form 10-QSB, we restated our previous December 31, 2005 financial statements and accounted for these instruments as derivatives and recorded changes in the fair value of these instruments in the consolidated statement of operations as “gain (loss) on change in fair value of embedded derivatives.”

In December 2006, the Company reanalyzed the features of these instruments, and determined that the initial accounting treatment was appropriate as the instruments are to be settled in shares and fulfill the conditions set forth in EITF 00-19 paragraphs 12 to 32 and are to be accounted for in the equity section of the balance sheet. Therefore these instruments are not derivative liabilities based on the analysis principally because they are convertible into unregistered common shares, we have sufficient authorized shares available for conversion, there is a fixed maximum shares that required to be issued and there are no provisions that could require cash settlement.

License Termination Fee

The Company executed an agreement effective as of September 18, 2006 with Finisar to terminate the License Agreement dated September 16, 2003, by and between Quintessence Photonics Corporation, a subsidiary of the Company, and Finisar (the “IP License Agreement”). As consideration for terminating the IP License Agreement, the Company issued to Finisar a $6,000,000 secured note payable.

Based on the Company’s historical relationship with Finisar since 2001 and Finisar’s continued substantial equity investment in the Company, the Company had originally accounted for this transaction as a deemed distribution of equity to Finisar at September 30, 2006. Upon further review of this transaction, the Company has determined that this transaction should have been expensed in the period in which it was incurred.

Modification of Warrants

In the second quarter of 2004, the Company issued 2,437,500 warrants to purchase common stock to various lenders as part of a senior secured two-year note transaction. The exercise price of these warrants was initially $3.75. In the second quarter of 2005, approximately $2.1 million of the $2.4 million outstanding balance was extended for an additional year. In January 2006, the Company adjusted the exercise price of 2,325,000 of these warrants upon the closing of the Brookstreet Tranche I offering. We have recorded a loan discount of $744,000 to record the difference in the value of the warrants immediately prior to the modification and the value of the warrants following modification. Interest expense includes $262,588 and $393,882 related to amortization of this discount for the periods ending June 30, 2006 and September 30, 2006 respectively.

The impact of these adjustments is summarized below:

Net Loss for the three month period ended June 30, 2006 increased from $3,127,904 to $4,384,198. This increased loss relates to $1,125,000 for the expensing of the consultant options and an additional $131,294 in interest expense related to the modification of warrants discussed above.

Changes to Statement of Operations:

	For the nine months ended	For the nine months ended
	September 30, 2006	September 30, 2005
Net Loss
As previously reported	$(9,038,663)	$(5,809,509)
Remove gain on embedded derivative	(788,000)	(12,000)
Additional interest expense as a result of warrant modification	(393,882)	—
Remove additional offering expense associated with embedded derivative	—	188,000
Lower amortization of loan discount	261,600	38,033
License Termination Fee	(6,000,000)	—
As restated	$(15,958,945)	$(5,595,476)
Loss per share
As previously reported	$(0.31)	$(0.47)
Recognition of adjustments	(0.24)	0.02
As restated	$(0.55)	$(0.45)

Changes to Balance Sheet:

	September 30, 2006 Previously Reported	Adjustments		September 30, 2006 As Restated
Current Liabilities	$2,751,611	$(1,041,429	)(A)	1,710,182
Long term debt less current portion	6,160,564	553,356	(B)	6,713,920
Total Liabilities	8,912,175	(488,073)		8,424,102
Stockholders’ Equity
Common stock	38,559	—		38,559
Additional paid in capital	43,146,254	6,977,600	(C)	50,123,854
Accumulated deficit	(42,283,204)	(6,489,527	)(D)	(48,772,731)
Total Stockholders’ Equity	901,609	488,073		1,389,682
Total liabilities & stockholders’ equity	$9,813,784	—		9,813,784
___________
(A)
Represents the sum of $800,000 decrease for fair value of embedded derivative, additional senior secured loan discount of $431,118, less $189,689 net decrease in subordinated secured convertible loan discount

(B)	Represents an $814,956 decrease in loan discount less $261,600 less amortization of loan discount.
(C)	Represents the sum of $233,600 value of the loan discount, $6,000,000 license termination fee originally charged to paid in capital, and $744,000 value of warrant modification
(D)
Represents the sum of $120,000 eliminate recognition of loss on embedded derivative 2005, $122,755 lower amortization of loan discount in 2005, $188,000 value of embedded derivative over loan amount charged to offering expense in 2005, $261,600 lower amortization of subordinated secured loan discount, less $788,000 elimination of recognition of gain on embedded derivative, less $393,882 additional amortization of senior secured loan discount, and less $6,000,000 license termination fee.

The Company will correct the foregoing errors in the amendment to its June and September 2006 Quarterly Reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: March 9, 2007	By:	/s/ George Lintz
George Lintz
Chief Financial Officer